SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2005

RIVER CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29463 (Commission File Number)	51-0392750 (IRS Employer Identification No.)

130 King Street West, Suite 3680, Toronto, Ontario M5X 1B1 Canada

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code (416) 366-2856

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 31, 2005, River Capital Group, Inc. (“River Capital”) entered into a Subscription Agreement with several accredited investors (the “Subscribers”) pursuant to which River Capital agreed to sell, and the Subscribers agreed to purchase in the aggregate, up to $200,000 principal amount of convertible notes and five-year warrants to purchase 400,000 shares of common stock at $0.75 per share.

The notes are secured by a security interest in all of the assets of River Capital. The notes are further described in Item 2.03 below.

Proceeds of the financing will be used for working capital.

River Capital has granted a one-time demand registration right to register the resale of the shares issuable upon conversion of the notes and the shares issuable upon exercise of the warrants.

This summary description of the financing does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement and other transaction documents, which are filed as exhibits hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The notes include the following terms:

•	Interest at the greater of (i) the prime rate plus 4% per annum or (ii) 8%, payable quarterly beginning August 1, 2005;
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Term of one year, but the note may be prepaid at 120% of the principal only if an insurance license shall have been granted to River Reinsurance Limited and River Reinsurance Limited shall have become a subsidiary of River Capital;

•	Convertible at any time by the holders into shares of River Capital common stock at a price equal to $0.50; and
•	Anti-dilution protections.

Item 3.02	Unregistered Sales of Equity Securities

The warrants give the holders the right to purchase, for a period of five years, an aggregate of 400,000 shares of common stock for $0.75 per share. A holder of a warrant is not permitted to exercise the warrant for a number of shares of common stock greater than the number that would cause the aggregate beneficial ownership of common stock of such holder and all persons affiliated with such holder to exceed 4.99% of River Capital’s then outstanding common stock. Both the number of warrants and the exercise price of the warrants are subject to anti-dilution adjustments in the event of issuances of shares below fair market value, certain stock splits, stock combinations and other similar transactions.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Subscription Agreement dated May 31, 2005 between River Capital Group, Inc. and the Subscribers named therein
10.2	Form of Note
10.3	Form of Escrow Agreement
10.4	Form of Security Agreement
10.5	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVER CAPITAL GROUP, INC.
May 31, 2005	By: /s/ William P. Dickie William P. Dickie, Chief Financial Officer

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